As filed with the Securities and Exchange Commission on August 24, 2018

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LGI Homes, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-3088013 (IRS Employer Identification Number)

1450 Lake Robbins Drive, Suite 430
The Woodlands, Texas 77380
(281) 362-8998
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott J. Garber
General Counsel and Secretary
LGI Homes, Inc.
1450 Lake Robbins Drive, Suite 430
The Woodlands, Texas 77380
(281) 362-8998
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Timothy S. Taylor
Lakshmi Ramanathan
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street
Houston, Texas 77002
(713) 229-1234

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company in Rule 12b-2 of the Exchange Act. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee (1)(2)
Debt Securities
Preferred Stock, par value $0.01 per share
Common Stock, par value $0.01 per share
Warrants
Depositary Shares(3)
Purchase Contracts
Units(4)
Guarantees of Debt Securities(5)

(1)	There is being registered hereunder such indeterminate number or amount of the securities identified in the table as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder or other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereunder such indeterminate amount of securities as may from time to time be issuable as a result of stock splits, stock dividends or applicable antidilution provisions.
(2)	In reliance on Rule 456(b) and Rule 457(p) under the Securities Act, LGI Homes, Inc. hereby defers payment of the registration fee required in connection with this Registration Statement, except for $28,469.00 of the registration fee previously paid with respect to the $245,000,000.00 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement File No. 333-205492 (initially filed by the Registrant on July 2, 2015) and not sold thereunder, which may be used to offset future registration fees due under this Registration Statement pursuant to Rule 457(p) under the Securities Act.
(3)	The depositary shares being registered will be evidenced by depositary receipts issued under a deposit agreement. If the registrant elects to offer fractional interests in preferred stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the preferred stock will be issued to the depositary under the deposit agreement.
(4)	Each unit will be issued under a unit agreement or indenture and will represent an interest in any combination of two or more securities, which may or may not be separable from one another.
(5)	Certain subsidiaries of LGI Homes, Inc. may fully and unconditionally guarantee any series of debt securities of LGI Homes, Inc. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities being registered.

Exact Name of Additional Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
LGI Homes Group, LLC	Texas	27-5411296
LGI Homes – Texas, LLC	Texas	35-2436873
LGI Homes AZ Construction, LLC	Arizona	30-0705118
LGI Homes – E San Antonio, LLC	Texas	46-1440467
LGI Homes – Arizona LLC	Arizona	80-0905794
LGI Homes – Florida, LLC	Florida	37-1698862
LGI Homes – Georgia, LLC	Georgia	30-0770452
LGI Crowley Land Partners, LLC	Texas	46-3120045
LGI Homes Corporate, LLC	Texas	27-2058550
LGI Homes Services, LLC	Texas	27-2065324
LGI Homes AZ Sales, LLC	Arizona	38-3859396
LGI Homes – New Mexico, LLC	New Mexico	90-1031366
LGI Homes NM Construction, LLC	New Mexico	38-3919903
Luckey Ranch Partners, LLC	Delaware	46-1426260
Riverchase Estates Partners, LLC	South Carolina	61-1722475
LGI Homes – Colorado, LLC	Colorado	37-1757266
LGI Homes – NC, LLC	North Carolina	47-1783293
LGI Homes – SC, LLC	South Carolina	47-1845464
LGI Homes – Tennessee, LLC	Tennessee	47-4424527
LGI Homes – Washington, LLC	Washington	32-0466464
LGI Homes – Oregon, LLC	Oregon	32-0484602
LGI Homes – Alabama, LLC	Alabama	61-1810739
LGI Homes – Minnesota, LLC	Minnesota	36-4847997
LGI Homes – Nevada, LLC	Nevada	30-0963608
LGI Homes – Oklahoma, LLC	Oklahoma	61-1810817
LGI Living, LLC	Texas	37-1841979
LGI Homes – California, LLC	California	36-4883699
LGI Homes – Maryland, LLC	Maryland	61-1871799
LGI Homes – Virginia, LLC	Virginia	32-0561219
LGI Homes – West Virginia, LLC	West Virginia	35-2621921
LGI Homes – Wisconsin, LLC	Wisconsin	35-2620914
LGI Leasing, LLC	Texas	38-4019055
*	Each additional registrant is a wholly-owned direct or indirect subsidiary of LGI Homes, Inc. The address and telephone number of each of the additional registrant’s principal executive office is c/o LGI Homes, Inc., 1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas 77380, telephone (281) 362-8998. The primary standard industrial classification code number of each of the additional registrants is 1531. The name, address and telephone number of the agent for service for each of the additional registrants is Scott J. Garber, General Counsel and Secretary, LGI Homes, Inc., 1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas 77380, telephone (281) 362-8998.

Prospectus

LGI Homes, Inc.

Debt Securities
Preferred Stock
Common Stock
Warrants
Depositary Shares
Purchase Contracts
Units

We may offer and sell from time to time in one or more offerings debt securities, guarantees of debt securities, preferred stock, common stock, warrants, depositary shares, purchase contracts and units that include any of these securities. The debt securities, preferred stock, warrants, depositary shares and purchase contracts may be convertible into or exercisable or exchangeable for common stock or our other securities. We may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus provides you with a general description of the securities that may be offered. We will provide the specific terms of these offerings and the securities to be offered in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. Our common stock is listed on the NASDAQ Global Select Market under the symbol “LGIH.”

Investing in our securities involves risk. You should carefully consider the risk factors described under “Risk Factors” beginning on page 3 of this prospectus before you make any investment in our securities. In addition, risks associated with any investment in our securities may be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 24, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are to be offered pursuant to this prospectus, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. For additional information about our business, operations and financial results, please read the documents incorporated by reference herein as described below under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the accompanying prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT LGI HOMES, INC.

References to “LGI Homes,” “the Company,” “we,” “our” or “us” in this prospectus refer to LGI Homes, Inc. (or its predecessor and affiliated companies before its formation in July 2013) and its subsidiaries taken as a whole, unless the context otherwise provides. References to “LGI Homes, Inc.” in this prospectus refer to LGI Homes, Inc. and not to any of its subsidiaries, unless the context otherwise provides.

We are engaged in the design, construction, and sale of new homes in markets in Texas, Arizona, Florida, Georgia, New Mexico, Colorado, North Carolina, South Carolina, Washington, Tennessee, Minnesota, Oklahoma, Alabama, California and Oregon. Since commencing home building operations in 2003, we have constructed and closed over 25,000 homes. During the year ended December 31, 2017, we had 5,845 home closings, compared to 4,163 home closings during the year ended December 31, 2016. During the six months ended June 30, 2018, we had 3,059 home closings, compared to 2,272 home closings during the six months ended June 30, 2017.

LGI Homes, Inc. is a Delaware corporation incorporated on July 9, 2013. Our principal executive offices are located at 1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas 77380, and our telephone number is (281) 362-8998. Information on or linked to our website is not part of this prospectus and is not incorporated by reference into this prospectus unless expressly noted.

POTENTIAL SUBSIDIARY GUARANTORS

One or more of our direct or indirect wholly-owned subsidiaries, including all or a portion of our subsidiaries listed below, may fully and unconditionally guarantee any series of debt securities offered by this prospectus in the future. We may file one or more post-effective amendments to our registration statement to add additional potential subsidiary guarantors. The term “Subsidiary Guarantors” with respect to a series of debt securities refers to our direct or indirect wholly-owned subsidiaries that guarantee that series of debt securities. The applicable prospectus supplement will name the Subsidiary Guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the Subsidiary Guarantors.

LGI Homes Group, LLC
LGI Homes – Texas, LLC
LGI Homes AZ Construction, LLC
LGI Homes – E San Antonio, LLC
LGI Homes – Arizona, LLC
LGI Homes – Florida, LLC
LGI Homes – Georgia, LLC
LGI Crowley Land Partners, LLC
LGI Homes Corporate, LLC
LGI Homes Services, LLC
LGI Homes AZ Sales, LLC
LGI Homes – New Mexico, LLC
LGI Homes NM Construction, LLC
Luckey Ranch Partners, LLC
Riverchase Estates Partners, LLC
LGI Homes – Colorado, LLC
LGI Homes – NC, LLC
LGI Homes – SC, LLC
LGI Homes – Tennessee, LLC
LGI Homes – Washington, LLC
LGI Homes – Oregon, LLC
LGI Homes – Alabama, LLC
LGI Homes – Minnesota, LLC
LGI Homes – Nevada, LLC
LGI Homes – Oklahoma, LLC
LGI Living, LLC
LGI Homes – California, LLC
LGI Homes – Maryland, LLC
LGI Homes – Virginia, LLC
LGI Homes – West Virginia, LLC
LGI Homes – Wisconsin, LLC
LGI Leasing, LLC

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement, including those in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in our other filings with the SEC, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common or preferred stock or value of our debt or other securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

Risks Related to the Common Stock

Future sales of shares of our common stock could cause the market value of our common stock to decline and could result in dilution of your shares.

A substantial majority of the outstanding shares of our common stock are freely tradable without restriction or further registration under the Securities Act unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. In addition, shares of common stock issuable upon exercise of outstanding options and shares reserved for future issuance under our incentive stock plan will be eligible for sale in the public market to the extent permitted by applicable vesting requirements and, in some cases, subject to compliance with the requirements of Rule 144. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions under the securities laws.

Any sales of substantial amounts of our common stock in the public market by large stockholders or otherwise, or the perception that these sales might occur, could lower the market price of our common stock. Further, if we issue additional equity securities to raise additional capital, our stockholders’ ownership interest in our company may be diluted and the value of their investment may be reduced. We cannot predict the effect, if any, of future sales of our common stock, or the availability of our common stock for future sales, on the market price of our common stock.

The price of our common stock may be volatile.

The market price of our common stock could be subject to significant fluctuations. Among the factors that could affect our stock price are:

•	our operating and financial performance and prospects and the performance of other similar companies;
•	quarterly variations in the rate of growth of our financial indicators, such as earnings per share, net income and revenues;
•	changes in revenue or earnings estimates or publication of research reports by analysts;
•	additions or departures of key personnel;
•	material announcements by us or our competitors;
•	speculation in the press or investment community;
•	actions by institutional investors or by stockholders;
•	the market’s perception of our prospects and the prospects of the homebuilding industry in general;
•	general market, economic and political conditions, including an economic slowdown or dislocation in the global credit markets; and
•	passage of legislation or other regulatory developments that adversely affect us or the homebuilding industry.

The stock markets in general have experienced extreme volatility in recent years that has at times been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and, as a result, an investment in our common stock.

We do not intend to pay dividends on our common stock for the foreseeable future.

We currently intend to retain our future earnings, if any, to finance the development and expansion of our business and, therefore, do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments and such other factors as our board of directors deems relevant. The agreements governing our 6.875% Senior Notes due 2026 (the “Senior Notes”) and our revolving credit facility also include limitations on our payment of dividends. Accordingly, our stockholders may have to sell some or all of their common stock in order to generate cash flow from or realize a return on their investment in our common stock. Our stockholders may not receive a gain on their investment when they sell their common stock and they may lose the entire amount of the investment.

Anti-takeover provisions contained in our certificate of incorporation and bylaws and Delaware law could impair a takeover attempt that our stockholders may find beneficial.

Our certificate of incorporation, bylaws and Delaware law contain provisions that could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by our board of directors. Our corporate governance documents include provisions:

•	authorizing our board of directors, without further action by our stockholders, to issue blank check preferred stock;
•	limiting the ability of our stockholders to call and bring business before special meetings and to take action by written consent in lieu of a meeting;
•	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our board of directors;
•	authorizing our board of directors, without stockholder approval, to amend our bylaws;
•	limiting the determination of the number of directors on our board of directors and the filling of vacancies or newly created seats on our board of directors to our board of directors then in office; and
•	subject to certain exceptions, limiting our ability to engage in certain business combinations with an “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder.

Additionally, Delaware anti-takeover laws may impair a takeover attempt that our stockholders may consider beneficial. Any provision of our certificate of incorporation or bylaws that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for shares of our common stock.

Future offerings of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future offerings of equity securities that may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources by making offerings of debt securities or equity securities. Upon bankruptcy or liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments or both that could limit our ability to pay a dividend to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control. As a result, we cannot predict or estimate the amount, timing or nature of our future offerings, and purchasers of our common stock bear the risk of our future offerings reducing the market price of our common stock and diluting their ownership interest in our company.

If securities or industry analysts do not publish, or cease publishing, research or reports about us, our business or our market, or if they change their recommendations regarding our common stock adversely, our common stock price and trading volume could decline.

The trading market for our common stock may be influenced by whether industry or securities analysts continue to publish research and reports about us, our business, our market or our competitors and, what they publish in those reports. Any analysts who covers us or may cover us in the future may make adverse recommendations regarding our common stock, adversely change their recommendations from time to time, and/or provide more favorable relative recommendations about our competitors. If any analyst who covers us or may cover us in the future were to cease coverage of us or fail to regularly publish reports on us, or if analysts fail to cover us or publish reports about us at all, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

Risks Related to the Debt Securities

Our holding company structure may affect our ability to make payments on our debt securities. Holders of our debt securities may be structurally subordinated to the creditors of our subsidiaries.

We currently conduct our operations through subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries to the extent that such subsidiaries do not guarantee such debt securities. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries that are not Subsidiary Guarantors, holders of that subsidiary’s indebtedness and its trade creditors will generally be entitled to payment of their claims from the assets of the subsidiary before any assets are made available for distribution to us.

A holder’s right to receive payments on the debt securities will be effectively subordinated to the rights of our future secured creditors. Further, the guarantees of the debt securities by the Subsidiary Guarantors, if any, will be effectively subordinated to the Subsidiary Guarantors’ future secured indebtedness.

Holders of our secured indebtedness and the secured indebtedness of the Subsidiary Guarantors, if any, will have claims that are prior to the claims of holders of the debt securities to the extent of the value of the assets securing that other indebtedness. The Company and the Subsidiary Guarantors will be required to secure the obligations under our revolving credit facility with substantially all of the Company’s and the Subsidiary Guarantors’ land and homebuilding assets if, as of the end of any fiscal quarter, either (a) our ratio of EBITDA to interest expense is less than 4.00 to 1.00 or (b) our leverage ratio is 60% or more. Additionally, the indentures governing the Senior Notes and our 4.25% Convertible Notes due 2019 (the “Convertible Notes”) permit us to incur certain additional secured indebtedness in the future.

In the event that we or a Subsidiary Guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any indebtedness that is effectively senior to the debt securities will be entitled to be paid in full from our assets or the assets of the Subsidiary Guarantors, as applicable, securing such indebtedness before any payment may be made with respect to the debt securities or the affected guarantees. Holders of the debt securities will participate ratably with all holders of our unsecured and unsubordinated indebtedness, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the debt securities. As a result, holders of the debt securities may receive less, ratably, than holders of secured indebtedness.

A holder’s right to receive payments on the debt securities could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

Some but not all of our subsidiaries may guarantee the debt securities. Although certain of our subsidiaries will guarantee the debt securities, the guarantees may be subject to release under certain circumstances and we may have subsidiaries that are not Subsidiary Guarantors. If the Subsidiary Guarantors are released under their guarantees of our revolving credit facility, the Subsidiary Guarantors may also be released under their guarantee of the debt securities. In the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceeding of the business of a non-guarantor subsidiary, holders of that subsidiary’s indebtedness and creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the debt securities. In any of these events, we may not have sufficient assets to pay amounts due on the debt securities with respect to the assets of that subsidiary.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of the debt securities to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided or claims in respect of a guarantee could be subordinated to all other debts of the applicable guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and either:

•	was insolvent or rendered insolvent by reason of such incurrence;
•	was engaged or about to engage in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or
•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, a guarantor would be considered insolvent if, at the relevant time, the sum of its debts and other liabilities, including contingent liabilities, was greater than the sum of its assets at a fair valuation, and a guarantor that was generally not then paying its debts as they became due.

We cannot be certain as to the standards a court would use to determine whether or not we or the Subsidiary Guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the debt securities and the guarantees would not be subordinated to our or any Subsidiary Guarantor’s other debt. If any other subsidiary of ours guarantees the debt securities in the future, such guarantee will become subject to the same risks described above. If any of the guarantees was legally challenged, such challenged guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the Subsidiary Guarantor, the obligations of the applicable Subsidiary Guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable Subsidiary Guarantor’s other debt or take other action detrimental to the holders of the debt securities.

We may incur additional debt ranking equal to the debt securities.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. If we incur any additional debt that ranks equally with the debt securities, the holders of that debt will be entitled to share ratably with the holders of the debt securities in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of our company. This may have the effect of reducing the amount of proceeds paid to a holder of debt securities. If new indebtedness is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

CAUTIONARY STATEMENTS ABOUT FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides safe harbor provisions for forward-looking information. Certain statements and information included or incorporated by reference in this prospectus may constitute forward-looking statements. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future are forward-looking statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or other similar words.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may, and often do, vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

The following are some of the factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements:

•	adverse economic changes either nationally or in the markets in which we operate, including, among other things, increases in unemployment, volatility of mortgage interest rates and inflation and decreases in housing prices;
•	a slowdown in the homebuilding industry;
•	volatility and uncertainty in the credit markets and broader financial markets;
•	the cyclical and seasonal nature of our business;
•	our future operating results and financial condition;
•	our business operations;
•	changes in our business and investment strategy;
•	the success of our operations in recently opened new markets and our ability to expand into additional new markets;
•	our ability to successfully extend our business model to building homes with higher price points, developing larger communities and producing and selling multi-unit products, townhouses, wholesale products and acreage home sites;
•	our ability to develop our projects successfully or within expected timeframes;
•	our ability to identify potential acquisition targets and close such acquisitions;
•	our ability to successfully integrate any acquisitions, including the recent acquisition of the assets of Wynn Homes, with our existing operations;
•	availability of land to acquire and our ability to acquire such land on favorable terms or at all;
•	availability, terms and deployment of capital;
•	decisions of the lender group of our revolving credit facility;
•	the occurrence of the specific conversion events that enable early conversion of the Convertible Notes;
•	decline in the market value of our land portfolio;
•	disruption in the terms or availability of mortgage financing or increase in the number of foreclosures in our markets;
•	shortages of or increased prices for labor, land or raw materials used in land development and housing construction;

•	delays in land development or home construction resulting from natural disasters, adverse weather conditions or other events outside our control;
•	uninsured losses in excess of insurance limits;
•	the cost and availability of insurance and surety bonds;
•	changes in, liabilities under, or the failure or inability to comply with, governmental laws and regulations;
•	the timing of receipt of regulatory approvals and the opening of projects;
•	the degree and nature of our competition;
•	increases in taxes or government fees;
•	poor relations with the residents of our projects;
•	existing and future litigation, arbitration or other claims;
•	availability of qualified personnel and third-party contractors and subcontractors;
•	information system interruptions or breaches in security;
•	our ability to retain our key personnel;
•	our leverage and future debt service obligations;
•	the impact on our business of any future government shutdown;
•	other risks and uncertainties inherent in our business; and
•	other risks and uncertainties that are described under the heading “Risk Factors” in this prospectus and Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, in its Quarterly Reports on Form 10-Q and in its other periodic filings with the SEC.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this prospectus, or the date of the document incorporated, or deemed to be incorporated, by reference into this prospectus, as the case may be. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus and the documents incorporated, or deemed to be incorporated, by reference into this prospectus.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include:

•	repayment or refinancing of debt;
•	acquisitions;
•	land purchases;
•	working capital;
•	capital expenditures; and
•	repurchases and redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness or outstanding borrowings under our revolving credit facility.

RATIO OF EARNINGS TO FIXED CHARGES

We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown.

	Six Months Ended June 30, 2018	Year Ended December 31,
		2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	6.5x	7.7x	6.7x	6.0x	7.4x	17.5x

We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of earnings before income taxes plus fixed charges, amortization of capitalized interest and any equity distributions less income from unconsolidated joint ventures, capitalized interest and income or loss from non-controlling interests. “Fixed charges” consist of interest expense, capitalized interest, amortization of debt issuance costs, amortization of debt discount and the interest portion of our operating lease rental expense.

No shares of our preferred stock are currently issued or outstanding, therefore there are no dividends accrued on any shares of our preferred stock for any period presented. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities under the indenture dated as of July 6, 2018, as amended or supplemented from time to time, by and among us, the possible Subsidiary Guarantors and Wilmington Trust, National Association, as trustee. We refer to this indenture as the senior indenture. We will issue subordinated debt securities under an indenture to be entered into among us, the possible Subsidiary Guarantors, and a trustee we will name in the prospectus supplement relating to subordinated debt securities. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination.

We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have filed the senior indenture and a form of the subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read “Where You Can Find More Information.”

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us,” or “our” refer to LGI Homes, Inc. only and not to any of its subsidiaries.

General

Neither indenture limits the amount of debt securities that may be issued under it, and neither indenture limits the amount of other unsecured debt securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series. As of the date of this prospectus, $300.0 million of the Senior Notes were outstanding under the senior indenture.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price and, if applicable, the initial interest payment date and initial interest accrual date, and will be consolidated with, and form a single series with, such outstanding debt securities.

The senior debt securities will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated debt and senior in right of payment to all of our subordinated indebtedness, if any. The senior debt securities will be effectively subordinated to, and thus have a junior position to, our secured indebtedness with respect to the assets securing that indebtedness. The subordinated debt securities will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.

We currently conduct our operations through subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries to the extent that such subsidiaries do not guarantee such debt securities.

The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Ranking

On May 25, 2018, we entered into a revolving credit agreement, which was amended as of June 19, 2018 by that certain First Amendment thereto (which we also referred to as our revolving credit facility), which is guaranteed by each of our current and future subsidiaries having gross assets equal to or greater than $500,000.

The revolving credit agreement provides for borrowings, subject to a borrowing base, up to $450.0 million, which could be increased at our request by up to $50.0 million if the lenders make additional commitments, subject to the terms and conditions of the revolving credit agreement. The revolving credit agreement matures on May 31, 2021. Before each anniversary of the closing of the revolving credit agreement, we may request a one-year extension of the maturity date. The revolving credit facility is currently unsecured, but we have agreed to provide collateral if we fail to meet certain financial conditions in the future. As of June 30, 2018, the borrowing base under the revolving credit agreement was $677.4 million, of which borrowings of $495.0 million were outstanding, $10.1 million of letters of credit were outstanding and the remaining $172.3 million was available to borrow. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the senior debt securities will participate ratably with all holders of our senior unsecured and unsubordinated indebtedness, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. See “Risk Factors—Risks Related to the Debt Securities—A holder’s right to receive payments on the debt securities will be effectively subordinated to the rights of our future secured creditors. Further, the guarantees of the debt securities by the Subsidiary Guarantors, if any, will be effectively subordinated to the Subsidiary Guarantors’ future secured indebtedness.”

The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. As of the date of this prospectus, we had an aggregate of $638.8 million of unsecured and unsubordinated indebtedness, consisting of approximately $70.0 million aggregate principal amount of the Convertible Notes, $300.0 million aggregate principal amount of the Senior Notes and $268.8 million of borrowings under our revolving credit facility. Unless we inform you otherwise in the applicable prospectus supplement, the senior debt securities will rank equally with the Senior Notes and the Convertible Notes. If debt securities are guaranteed, the guarantees will rank equally with all of the Subsidiary Guarantors’ other unsecured and unsubordinated debt from time to time outstanding and senior to any subordinated debt of the Subsidiary Guarantors, if any.

Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined herein).

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;
•	the title of the debt securities;
•	the total principal amount of the debt securities;
•	the price at which we will issue the debt securities;
•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;
•	the date or dates on which the principal of and any premium on the debt securities will be payable;
•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;
•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;
•	whether debt securities are entitled to any guarantee of any Subsidiary Guarantors and the identity of any such Subsidiary Guarantors for that series and the terms of such guarantee, if different than those set forth in the applicable indenture;
•	the place or places where payments on the debt securities will be payable;
•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;
•	the denominations in which we will issue the debt securities if other than $1,000 and integral multiples of $1,000;
•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;
•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;
•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;
•	any changes or additions to the events of default or covenants described in this prospectus;
•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;
•	any terms for the conversion or exchange of the debt securities for other securities;
•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and
•	any other terms of the debt securities not inconsistent with the applicable indenture.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the applicable prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subordination

Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the applicable prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if:

•	we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due; or
•	we default in performing any other covenant (a “covenant default”) on any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in the applicable prospectus supplement, a covenant default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the designated Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.

The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless we inform you otherwise in the applicable prospectus supplement, “Senior Debt” will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

Guarantees

Each of the Subsidiary Guarantors, if any, with respect to a series of senior debt securities will fully and unconditionally guarantee on an unsecured basis the full and prompt payment of the principal of and any premium and interest on the debt securities of that series when and as the payment becomes due and payable, whether at maturity or otherwise. As used in this prospectus, the term “Subsidiary Guarantors” with respect to a series of debt securities refers to those subsidiaries listed under “Potential Subsidiary Guarantors” that guarantee that series of debt securities. The applicable prospectus supplement will name the Subsidiary Guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the Subsidiary Guarantors if they differ from the terms described in this prospectus. The guarantees provide that in the event of a default in the payment of principal of or any premium or interest on a debt security, the holder of that debt security may institute legal proceedings directly against such Subsidiary Guarantor to enforce such guarantee without first proceeding against us or any other Subsidiary Guarantor. If senior debt securities are so guaranteed, the guarantees will rank equally with all of the Subsidiary Guarantors’ other unsecured and unsubordinated debt from time to time outstanding and senior to any subordinated debt of the Subsidiary Guarantors, if any. If subordinated debt securities are so guaranteed, the guarantees will be subordinated to all of the Subsidiary Guarantors’ other unsecured and unsubordinated debt from time to time outstanding.

LGI Homes, Inc., as the parent company, has no independent assets or operations. Our operations are conducted by our subsidiaries. If each of our subsidiaries listed under “Potential Subsidiary Guarantors” is a Subsidiary Guarantor, then all of our subsidiaries (other than subsidiaries that are minor) will be Subsidiary Guarantors. Each potential Subsidiary Guarantor listed under “Potential Subsidiary Guarantors” is 100% owned by us. The guarantees registered under this registration statement will be full and unconditional and joint and several, subject to certain automatic customary releases, including sale, exchange, or transfer of our equity interests in the Subsidiary Guarantor, liquidation or dissolution of the Subsidiary Guarantor, exercise of our legal or covenant defeasance option, and release of all guarantees by the Subsidiary Guarantors of any debt of ours for borrowed money, except for any series of debt securities under the applicable indenture.

The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the Subsidiary Guarantor; and
•	any collections from or payments made by or on behalf of any other Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.

The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to debt securities of a particular series as described below in “—Defeasance and Discharge,” then any Subsidiary Guarantor will be released with respect to that series. Further, if no default has occurred and is continuing under the applicable indenture, and to the extent not otherwise prohibited by the applicable indenture, a Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

•	automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our equity interests in the Subsidiary Guarantor;
•	automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or
•	following delivery of a written notice, in the form of an officers’ certificate, by us to the trustee, upon the release or discharge of all guarantees by the Subsidiary Guarantor of any debt of ours for borrowed money, except for any series of debt securities under the applicable indenture.

Certain Covenants

The indentures contain several customary covenants, including covenants relating to payment of principal of, and premium and interest on, the debt securities, our continued corporate existence, maintenance of an office or agency in each place of payment for the debt securities and the filing of reports with the SEC and the trustee thereunder.

Any additional covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Consolidation, Merger and Sales of Assets

The indentures generally permit a consolidation or merger involving us or the Subsidiary Guarantors. They also permit the Subsidiary Guarantors or us to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our assets. We and the Subsidiary Guarantors have agreed, however, that we will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of our assets to any entity unless:

(1)	either
•	we or a Subsidiary Guarantor, as the case may be, are the continuing entity; or
•	the resulting entity is organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia, and, in the case of us, expressly assumes by supplemental indenture, in our case, the due and punctual payment of the principal of, premium (if any) and interest on and any additional amounts with respect to the debt securities and the performance of our covenants and obligations under the applicable indenture and the debt securities, or, in the case of such Subsidiary Guarantor, the performance of the guarantee and such Subsidiary Guarantor’s covenants and obligations under the applicable indenture and the debt securities;
(2)	immediately after giving effect to the transaction or series of transactions, no default or event of default under the applicable indenture has occurred and is continuing or would result from the transaction(s); and
(3)	we have delivered to the trustee an officers’ certificate and an opinion of counsel as described in the applicable indenture.

This covenant will not apply to any merger of another entity into us. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for us and may exercise all of our rights and powers under the applicable indenture and the debt securities with the same effect as if the resulting entity had been named as us in the applicable indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of our obligations and covenants under the applicable indenture and the debt securities, we will be relieved of all such obligations.

Events of Default

Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	our failure to pay interest on or any additional amounts with respect to any debt security of that series for 30 days when due;
•	our failure to pay principal of or any premium on any debt security of that series when due;
•	our failure to deposit any sinking fund payment relating to any debt security of that series for 30 days when due;
•	our or a Subsidiary Guarantor’s failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;
•	specified events involving bankruptcy, insolvency or reorganization of us or a Subsidiary Guarantor with respect to that series of debt securities that is a significant subsidiary (as defined in Regulation S-X promulgated by the SEC, as in effect on the date of the applicable indenture) of us;
•	if applicable, specified events involving the guarantees; and
•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is actually known to a responsible officer of the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if a responsible officer of the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us or a Subsidiary Guarantor that is a significant subsidiary occurs, the principal of and accrued and unpaid interest on all the debt securities of that series will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series of debt securities;
•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;
•	the holders offer to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;
•	the trustee does not comply with the request within 60 days after receipt of the request and offer of security or indemnity; and
•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

The trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders unless those holders have offered to the trustee security or indemnity reasonably satisfactory to it. Subject to this provision for security or indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or
•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of such person’s own affairs.

The indentures require us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indentures and as to any default in performance.

Modification and Waiver

We and the trustee may supplement or amend each indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the percentage of holders of debt securities who must consent to an amendment, supplement or waiver;
•	reduce the rate of or change the time for payment of interest on the debt security;
•	reduce the principal of the debt security or change its stated maturity;
•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;
•	change any obligation to pay additional amounts on the debt security;
•	make payments on the debt security payable in currency other than as originally stated in the debt security;
•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;
•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;
•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;
•	waive a continuing default or event of default regarding any payment on the debt securities; or
•	except as specifically provided in the indenture, release any Subsidiary Guarantor or modify the related Guarantee in any manner materially adverse to the holders of debt securities under that indenture.

We and the trustee may supplement or amend each indenture or waive any provision of that indenture without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;
•	to provide for the assumption of our or a Subsidiary Guarantor’s obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;
•	to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;
•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939, as amended;
•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we or any Subsidiary Guarantor has under the indenture;
•	to add events of default with respect to any series of debt securities;
•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;
•	to establish the form or terms of any debt securities as permitted under the indenture;
•	to supplement any of the provisions of that indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities;
•	to provide for the appointment of a successor trustee or to provide for or facilitate the administration of the trusts under that indenture by more than one trustee;

•	to comply with SEC rules and regulations or changes to applicable law; and
•	to comply with the rules of any applicable securities depositary.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we and the Subsidiary Guarantors, if applicable, will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or
•	we and the Subsidiary Guarantors, if applicable, will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under “—Consolidation, Merger and Sales of Assets” and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities, and if applicable, the Subsidiary Guarantors’ guarantees of the payments, will also survive.

Unless we inform you otherwise in the applicable prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Under current U.S. federal income tax law, legal defeasance would likely be treated as a taxable exchange of debt securities to be defeased for interests in the defeasance trust. As a consequence, a United States holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current U.S. federal income tax law, covenant defeasance would not be treated as a taxable exchange of such debt securities.

Satisfaction and Discharge. In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee under that indenture and repayment to us of excess money or government securities, when:

•	either:
(a)	all outstanding debt securities of that series have been delivered to the trustee for cancellation; or
(b)	all outstanding debt securities of that series not delivered to the trustee for cancellation either: (i) have become due and payable, or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year; (ii) we have deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and (iii) we have paid all other sums payable by us with respect to the debt securities of that series.

Governing Law

New York law will govern the indentures, the debt securities and the guarantees, if any.

The Trustees

Wilmington Trust, National Association acts as the trustee under the senior indenture. Unless we inform you otherwise in a prospectus supplement, Wilmington Trust, National Association will act as the trustee with respect to the senior debt securities described in such prospectus supplement.

We will name the trustee under the subordinated indenture in the applicable prospectus supplement.

Each indenture contains limitations on the right of the trustee, if it or any of its affiliates is then our creditor or, if applicable, a creditor of a Subsidiary Guarantor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us, and, if applicable, the Subsidiary Guarantors. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Payments and Paying Agents

Unless we inform you otherwise in the applicable prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in the applicable prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in the applicable prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day and no interest shall accrue for the intervening period. For these purposes, unless we inform you otherwise in the applicable prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York, Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by us. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment of any transfer tax or similar governmental charge payable for that registration.

Unless we provide otherwise in the applicable prospectus supplement, we will appoint the trustee as security registrar for the debt securities. If the applicable prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, we will not be required to register the transfer or exchange of:

•	any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or
•	any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the applicable prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the applicable prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions are summaries of material terms of our common stock, preferred stock, certificate of incorporation and bylaws. Copies of our certificate of incorporation and bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you are urged to review these documents. Please read “Where You Can Find More Information.”

As of the date of this prospectus, our authorized capital stock consists of 250 million shares of common stock, par value $0.01 per share, of which 23,632,991 shares of common stock were issued and 22,632,991 shares of common stock were outstanding as of June 30, 2018, and five million shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding as of the date of this prospectus.

Common Stock

Holders of our common stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of our stockholders. Cumulative voting of shares of our common stock is prohibited. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Subject to the prior rights of the holders of any outstanding preferred stock, holders of our common stock are entitled to receive and share equally in all dividends when, as and if declared by our board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of LGI Homes, Inc., the holders of our common stock are entitled to receive ratably the assets of LGI Homes, Inc. remaining after satisfaction of all liabilities and of the prior rights of any outstanding class of our preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are, and any shares of our common stock offered and issued by us pursuant to this prospectus will be, when issued and paid for, validly issued, fully paid and nonassessable.

Preferred Stock

Our board of directors is authorized, without any further notice or action of our stockholders, to issue up to five million shares of our preferred stock in one or more series and to determine the relative rights, preferences and privileges of the shares of any such series.

The issuance of preferred stock, while providing us with flexibility in connection with possible acquisitions and other transactions, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of our company. For example, if, in the exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal was not in the best interest of our stockholders, our board of directors could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of this series to prevent a change of control transaction or make it more difficult. Alternatively, a change of control transaction deemed by our board of directors to be in the best interest of our stockholders could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders.

The prospectus supplement relating to any series of preferred stock that we may offer will include specific terms relating to the offering. In connection with any offering of shares of preferred stock, we will file a form of certificate of designation with the SEC, and you should read the certificate of designation for provisions that may be important to you. See “Where You Can Find More Information.” The applicable prospectus supplement will summarize the general terms of any such series of preferred stock.

Charter and Bylaw Provisions

Election and Removal of Directors

Our board of directors must consist of at least three directors. The exact number of directors will be fixed from time to time by resolution of our board of directors. Each director will serve as a director until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified or, if earlier, such director’s death, resignation or removal.

Stockholder Meetings

Our certificate of incorporation provides that special meetings of our stockholders may be called only by the chairman of our board of directors, the chief executive officer (or if there is no chief executive officer, the president) or by a resolution of a majority of the directors.

Stockholder Action by Written Consent

Our certificate of incorporation provides that holders of our common stock will not be able to act by written consent without a meeting.

Amendment of Certificate of Incorporation

The provisions of our certificate of incorporation may be amended in the manner prescribed by the laws of the State of Delaware.

Amendment of Bylaws

Our bylaws may generally be altered, amended or repealed, and new bylaws may be adopted, by the majority vote of our board of directors.

Other Limitations on Stockholder Actions

Our bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;
•	propose any repeal or change in our bylaws; or
•	propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before an annual meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our secretary along with the following:

•	a description of the proposal or business to be brought before the meeting (including the complete text of any resolutions to be presented, and, in the event that such business includes a proposal to amend the bylaws, the text of the proposed amendment);
•	the reasons for conducting such business at the meeting;
•	any material interest in such business of the stockholder or any Stockholder Associated Person (as defined in our bylaws);
•	the name and address of any other stockholder known by such stockholder to be supporting the proposal; and
•	the Proposing Stockholder Information (as defined in our bylaws) of such stockholder and any Stockholder Associated Person.

To be timely, a stockholder must generally deliver notice:

•	in connection with an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the immediately preceding year’s annual meeting of stockholders, but in the event that no annual meeting of stockholders was held in the previous year or the annual meeting of stockholders is called for a date that is not within 30 days from the first anniversary of the immediately preceding year’s annual meeting date, a stockholder notice will be timely if received by us not earlier than the 120th day before the date of such annual meeting and not later than the later of the 90th day before the date of such annual meeting, as originally convened, or the close of business on the tenth day following the day on which the first public disclosure of the date of such annual meeting was made; or

•	in connection with the election of a director at a special meeting of stockholders, not later than the close of business on the tenth day following the day on which the first public disclosure of the date of such special meeting was made.

In order to submit a nomination for our board of directors, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as certain other information specified in our bylaws. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Limitation on Liability and Indemnification of Officers and Directors

Our certificate of incorporation and our bylaws provide for indemnification of our officers and directors to the fullest extent permitted by Delaware law. Our certificate of incorporation and our bylaws limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Currently, Delaware law requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;
•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law (the “DGCL”); and
•	any transaction from which the director derived an improper personal benefit.

In addition, we maintain directors’ and officers’ liability insurance.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a change in control or other takeover of LGI Homes, Inc. that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock and also may limit the price that investors are willing to pay in the future for our common stock. These provisions may also have the effect of preventing changes in our management.

Our certificate of incorporation and our bylaws include anti-takeover provisions that:

•	authorize our board of directors, without further action by our stockholders, to issue up to five million shares of our preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series and establish the rights and other terms of that series;
•	require that actions to be taken by our stockholders may be taken only at an annual or special meeting of our stockholders and not by written consent;
•	specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, our chief executive officer or our president (if we do not have a chief executive officer);
•	establish advance notice procedures for our stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;
•	provide that our bylaws may be amended by our board of directors without stockholder approval;

•	allow our directors to establish the size of our board of directors by action of the board of directors, subject to a minimum of three members;
•	provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by vote of a majority of directors then in office, even though less than a quorum; and
•	do not give the holders of our common stock cumulative voting rights with respect to the election of directors.

Business Combinations

We are a Delaware corporation and are subject to Section 203 of the DGCL. Section 203 of the DGCL provides that we may not engage in a broad range of “business combinations” with any “interested stockholder” for a three-year period following the time that the person became an interested stockholder, unless:

•	prior to the time that person became an interested stockholder, our board of directors had approved either the business combination or the transaction that resulted in the person becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	at or subsequent to the time the person became an interested stockholder, the business combination is approved by our board of directors and by the affirmative vote of at least 66 2/3% of our outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, consolidation, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. However, in our case, Messrs. Eric and Tom Lipar and any of their respective permitted transferees receiving 15% or more of our voting stock, will not be deemed to be interested stockholders regardless of the percentage of our voting stock owned by them. Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Section 203 could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Authorized and Unissued Shares

Our certificate of incorporation does not preclude the future issuance without stockholder approval of our authorized and unissued shares of common stock. The existence of authorized but unissued shares of our common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “LGIH.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock, depositary shares, purchase contracts or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. If we issue warrants under this prospectus, we will issue such warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:

•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the designation, number and terms of the debt securities, preferred stock, common stock or other securities purchasable upon exercise of the warrants, and the procedures by which those numbers may be adjusted;
•	the exercise price of the warrants;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued;
•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time; and
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of LGI Homes, Inc.

DESCRIPTION OF DEPOSITARY SHARES

Shares of preferred stock may be offered either separately or represented by depositary shares. We may also, at our option, elect to offer fractional shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, to be described in an applicable prospectus supplement.

The shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences, if any, of the share represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain United States federal income tax consequences.

We will include a copy of the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any depositary shares we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us;
•	currencies; or
•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the applicable indenture.

If we issue purchase contracts under this prospectus, the purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement. We will include a copy of the form of documents governing or establishing the terms of any purchase contracts as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities on a delayed or continuous basis in and outside the United States (a) through underwriters or dealers as designated from time to time, (b) directly to purchasers, (c) through agents or (d) through a combination of these methods.

We will prepare a prospectus supplement for each offering that will set forth the terms of the offering and the method of distribution. The applicable prospectus supplement will include the following information:

•	the terms of the offering;
•	the names of any underwriters, dealers or agents;
•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency, currency unit or composite currency in which the purchase price is payable;
•	the net proceeds to us from the sale of securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement and except as described below, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters may sell shares of our common stock under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the NASDAQ Global Select Market, on any other existing trading market for our common stock or to or through a market maker, or in privately negotiated transactions. Unless we inform you otherwise in the applicable prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. We will include in the applicable prospectus supplement the amount of any compensation to be received by the sales agent.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, the securities will be sold directly to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us or otherwise to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the applicable prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.

We or one of our respective affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

The third parties in any of the sale transactions described above will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Underwriters, dealers and agents, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Other than our common stock, which is listed on the NASDAQ Global Select Market, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

LEGAL OPINIONS

Certain legal matters in connection with this offering will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel, which firm will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of LGI Homes, Inc. incorporated by reference in LGI Homes, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2017, and the effectiveness of LGI Homes, Inc.’s internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC, including the information incorporated by reference as set forth herein, at the SEC’s public reference room at 100 F Street, N.E., Room 1850, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of the NASDAQ Global Select Market located at 1735 K. Street, N.W., Washington, D.C. 20006.

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available, without charge, on or through our website, www.lgihomes.com, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may sell. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Web site.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. The following documents are incorporated by reference (other than information in such documents that is deemed not to be filed) into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 27, 2018;
•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the SEC on May 8, 2018, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, filed with the SEC on August 7, 2018;
•	our Current Reports on Form 8-K filed with the SEC on May 7, 2018, May 29, 2018, June 21, 2018 (containing Items 1.01, 2.03 and 9.01), June 29, 2018 and July 6, 2018;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 22, 2018, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017; and
•	the description of our common stock in our Registration Statement on Form 8-A filed with the SEC on October 10, 2013, and any amendment or report we may file with the SEC for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this prospectus and prior to the sale of the all the securities hereunder shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents (other than information in such documents that is deemed not to be filed).

You may request, without charge, a copy of any and all of the information incorporated or deemed to be incorporated by reference in this prospectus (excluding exhibits to such information unless such exhibits are specifically incorporated by reference in this prospectus). Such requests should be sent to:

LGI Homes, Inc.
1450 Lake Robbins Drive, Suite 430
The Woodlands, Texas 77380
Attention: Corporate Secretary
Telephone: (281) 362-8898

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by LGI Homes, Inc., a Delaware corporation, in connection with the issuance and distribution of the securities covered in this Registration Statement.

Registration fee	*
Printing expenses	**
Accounting fees and expenses	**
Legal fees and expenses	**
Trustee fees and expenses	**
Rating agency fees	**
Miscellaneous	**
Total	**
*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time. Up to $28,469.00 of the registration fee previously paid with respect to $245,000,000.00 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement File No. 333-205492 (initially filed by the Registrant on July 2, 2015) and not sold thereunder, which may be used to offset future registration fees due under this Registration Statement pursuant to Rule 457(p) of the Securities Act.
**	These fees and expenses will depend upon the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers.

LGI Homes, Inc. Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to us. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our bylaws provide for indemnification by us of our directors, officers and employees to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.

We maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

We have entered into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Luckey Ranch Partners, LLC. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The operating agreement of Luckey Ranch Partners, LLC provides that, (i) except as required by law, no member, manager or officer shall have liability for the obligations or liabilities of the company, and (ii) each member, manager and officer shall be indemnified by the company for their actions as a member, manager or officer, except to the extent prohibited by law, subject to certain exceptions, and no member, manager or officer shall have personal liability on account thereof.

Texas Limited Liability Companies. Section 101.402 of the Texas Business Organizations Code provides that a limited liability company may indemnify, pay in advance or reimburse any expenses incurred by, and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless any officer, member or manager of a limited liability company or an assignee of a membership interest in the company. The operating agreement of LGI Crowley Land Partners, LLC provides that, to the fullest extent permitted by applicable law, each member and manager shall be entitled to indemnification from the company for any loss, damage or claim incurred by such person by reason of any act or omission by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person, subject to certain exceptions, and no member or manager shall have personal liability on account thereof. The operating agreement of LGI Homes Services, LLC provides that, (i) except as required by law, no member, manager or officer shall have liability for the obligations or liabilities of the company, and (ii) each member, manager and officer shall be indemnified by the company for their actions as a member, manager or officer, except to the extent prohibited by law, subject to certain exceptions, and no member, manager or officer shall have personal liability on account thereof. The operating agreement of each other Texas limited liability company that is a registrant, other than LGI Homes Group, LLC, provides that, to the fullest extent permitted by applicable law, each member, manager and officer shall be entitled to indemnification from the company for any loss, damage or claim incurred by such person by reason of any act or omission by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person, subject to certain exceptions, and no member, manager or officer shall have personal liability on account thereof.

Arizona Limited Liability Companies. Section 29-610 of the Arizona Limited Liability Company Act provides that a limited liability company has the power to indemnify a member, manager, employee, officer or agent or any other person. LGI Homes AZ Construction, LLC does not have a limited liability company agreement or an operating agreement as it is a wholly-owned subsidiary of LGI Homes Group, LLC, a Texas limited liability company and sole member and manager of the above-mentioned entity. The operating agreement of each other Arizona limited liability company that is a registrant provides that, with certain exceptions, no manager or member will have any personal liability whatsoever to the limited liability company on account of such manager’s or member’s status as a manager or member or by reason of such manager’s or member’s acts or omissions in connection with the conduct of the business of the company.

LGI Homes – Florida, LLC. Section 605.0408 of the Florida Revised Limited Liability Company Act (the “FLLCA”) provides that a limited liability company may indemnify and hold harmless a person with respect to a claim or demand against the person and a debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of certain provisions under the FLLCA. The operating agreement of LGI Homes – Florida, LLC provides that, to the fullest extent permitted by applicable law, each member, manager and officer shall be entitled to indemnification from the company for any loss, damage or claim incurred by such person by reason of any act or omission by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person, subject to certain exceptions, and no member, manager or officer shall have personal liability on account thereof.

LGI Homes – Georgia, LLC. Section 14-11-306 of the Georgia Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in the articles of organization or a written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided, however that no limited liability company shall have the power to indemnify any member or manager for any liability for (i) intentional misconduct or a knowing violation of law or (ii) any transaction for which the person received a personal benefit in violation or breach of any provision of a written operating agreement. The operating agreement of LGI Homes – Georgia, LLC provides that, to the fullest extent permitted by applicable law, each member and manager shall be entitled to indemnification from the company for any loss, damage or claim incurred by such person by reason of any act or omission by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person, subject to certain exceptions, and no member or manager shall have personal liability on account thereof.

New Mexico Limited Liability Companies. Section 53-19-18 of the New Mexico Limited Liability Company Act provides that the articles of organization or an operating agreement of a limited liability company may provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because he is or was a member or manager and for advancement of expenses, including costs of defense, prior to final disposition of such proceeding. The operating agreement of each New Mexico limited liability company that is a registrant provides that (i) the member will not be liable for the debts, liabilities, contracts or other obligations of the company beyond its capital contribution and (ii) the company will indemnify each member and manager from all liability, damages, claims, costs or expenses arising out of any claim based upon acts or omissions by such person in connection with the business of the company, subject to certain exceptions.

South Carolina Limited Liability Companies. Section 33-44-303 of the South Carolina Uniform Limited Liability Company Act of 1996 (the “SCLLCA”) provides that, except as otherwise provided in the limited liability company’s articles of organization, the debts, obligations, and liabilities of a limited liability company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the company, and a member or manager is not personally liable for a debt, obligation, or liability of the company solely by reason of being or acting as a member or manager. The operating agreement of Riverchase Estates Partners, LLC provides that (i) no member shall be bound by, or be personally liable for the debts, obligations or liabilities of the company, unless expressly agreed to in writing, and (ii) to the fullest extent permitted or required by the SCLLCA, the company will indemnify each member, officer and employee, director and agent of the member from all liability, damages, claims, costs or expenses incurred in connection with such person’s services on behalf of the company. The operating agreement of LGI Homes – SC, LLC provides that (i) no member shall be bound by, or be personally liable for the debts, obligations or liabilities of the company, unless expressly agreed to in writing, and (ii) to the fullest extent permitted or required by the SCLLCA, the company will indemnify each member, manager, officer and employee, director and agent of the member from all liability, damages, claims, costs or expenses incurred in connection with such person’s services on behalf of the company.

LGI Homes – Colorado, LLC. Under Title 7, Article 80 of the Colorado Limited Liability Company Act, a limited liability company shall reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary course of the business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company. The operating agreement of LGI Homes – Colorado, LLC provides that (i) the member will not be liable for the debts, liabilities, contracts or other obligations of the company beyond its capital contribution and (ii) the company will indemnify each member and manager from all liability, damages, claims, costs or expenses arising out of any claim based upon acts or omissions by such person in connection with the business of the company, subject to certain exceptions.

LGI Homes – NC, LLC. Section 57D-3-31 of the North Carolina Limited Liability Company Act provides that, with certain exceptions, (i) a limited liability company shall indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, a manager, or other company official if the person also is or was an interest owner at the time to which the claim relates, acting within the person’s scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding and (ii) a limited liability company shall reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the company’s business or preservation of the company’s business or property, whether acting in the capacity of a manager, member, or other company official, if, in making the payment or incurring the obligation, the person complied with certain specified duties and standards of conduct. The operating agreement of LGI Homes – NC, LLC provides that, to the fullest extent permitted by applicable law, each member, manager and officer shall be entitled to indemnification from the company for any loss, damage or claim incurred by such person by reason of any act or omission by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person, subject to certain exceptions, and no member, manager or officer shall have personal liability on account thereof.

LGI Homes – Washington, LLC. Section 25.15.041 of the Washington Limited Liability Company Act (the “WALLCA”) provides that a limited liability company may indemnify any member or manager from and against any judgments, settlements, penalties, fines, or expenses incurred in a proceeding or obligate itself to advance or reimburse expenses incurred in a proceeding to which a person is a party because such person is, or was, a member or a manager, provided that no such indemnity shall indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, or conduct of the member or manager adjudged to be in violation of certain provisions of the WALLCA. The operating agreement of LGI Homes – Washington, LLC provides that, to the fullest extent permitted by applicable law, each member, manager and officer shall be entitled to indemnification from the company for any loss, damage or claim incurred by such person by reason of any act or omission by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person, subject to certain exceptions, and no member, manager or officer shall have personal liability on account thereof.

LGI Homes – Tennessee, LLC. Section 48-249-115(b) of the Tennessee Revised Limited Liability Company Act (the “TLLCA”) provides that a limited liability company may indemnify an individual made a party to a proceeding because such individual is or was a responsible person against liability incurred in the proceeding if the individual (i) acted in good faith, (ii) reasonably believed that such individual’s conduct in such individual’s official capacity was in the company’s best interest and, in all other cases, that such individual’s conduct was at least not opposed to the company’s best interests and (iii) in a criminal proceeding, had no reasonable cause to believe such individual’s conduct was unlawful. Section 48-249-115(b) of the TLLCA also provides that unless ordered by a court of competent jurisdiction, a limited liability company may not indemnify a responsible person in connection with a proceeding by the company in which the responsible person was adjudged liable to the company or in connection with any other proceeding in which such responsible person was adjudged liable to the company for receiving an improper personal benefit. Section 48-249-115(c) of the TLLCA provides that a limited liability company shall indemnify a responsible person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party, because the person is or was a responsible person, against reasonable expenses incurred by the person in connection with the proceeding. Section 48-249-115(i) of the TLLCA prohibits indemnification to a responsible person if a judgment or other final adjudication adverse to the responsible person or officer establishes such person’s liability for any breach of the duty of loyalty to the limited liability company or its members, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for unlawful distributions. The operating agreement of LGI Homes – Tennessee, LLC provides that (i) no member shall be bound by, or be personally liable for the debts, obligations or liabilities of the company, unless expressly agreed to in writing, and (ii) to the fullest extent permitted or required by the TLLCA, the company will indemnify each member, manager, officer and employee, director and agent of the member from all liability, damages, claims, costs or expenses incurred in connection with such person’s services on behalf of the company.

LGI Homes – Oregon, LLC. Section 63.160 of the Oregon Limited Liability Company Act provides that the articles of organization or operating agreement may provide for indemnification of any person for any acts or omissions as a member, manager, employee or agent and may eliminate or limit liability of a member, manager, employee or agent to the limited liability company or its member for damages from such acts or omissions; provided, that indemnification is not permitted for (i) any act or omission occurring prior to the date such provision became effective or (ii) any breach of the duty of loyalty, acts or omissions not in good faith which involve intentional misconduct or knowing violation of the law, any unlawful distribution or any transaction from which the member or manager derives an improper personal benefit. The operating agreement of LGI Homes – Oregon, LLC provides that, to the fullest extent permitted by applicable law, each member, manager and officer shall be entitled to indemnification from the company for any loss, damage or claim incurred by such person by reason of any act or omission by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person, subject to certain exceptions, and no member, manager or officer shall have personal liability on account thereof.

LGI Homes – Alabama, LLC. Section 10A-5A-4.10 of the Alabama Limited Liability Company Law provides that a limited liability company may indemnify and hold harmless a member or other person, pay in advance or reimburse expenses incurred by a member or other person, and purchase and maintain insurance on behalf of a member or other person. The operating agreement of LGI Homes – Alabama, LLC provides that, to the fullest extent permitted by applicable law, each member, manager and officer shall be entitled to indemnification from the company for any loss, damage or claim incurred by such person by reason of any act or omission by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person, subject to certain exceptions, and no member, manager or officer shall have personal liability on account thereof.

LGI Homes – Minnesota, LLC. Section 322C.0408 of the Minnesota Statutes Chapter 322C, the Minnesota Revised Uniform Limited Liability Company Act, provides that, unless prohibited or limited by the articles of organization or the operating agreement, a limited liability company shall indemnify a person who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding if certain conditions are met. The operating agreement of LGI Homes – Minnesota, LLC provides that, to the fullest extent permitted by applicable law, each member, manager and officer shall be entitled to indemnification from the company for any loss, damage or claim incurred by such person by reason of any act or omission by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person, subject to certain exceptions, and no member, manager or officer shall have personal liability on account thereof.

LGI Homes – Nevada, LLC. Sections 86.411 and 86.421 of the Nevada Limited-Liability Companies law provide that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a manager, member, employee or agent of the company, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Nevada Limited-Liability Companies law allows a limited liability company to purchase and maintain insurance for members, managers, employees, and agents of the company. The operating agreement of LGI Homes – Nevada, LLC provides for indemnification consistent with the Nevada Limited-Liability Companies law.

LGI Homes – Oklahoma, LLC. Section 2003 of the Oklahoma Limited Liability Company Act (the “OLLCA”) provides that a limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement. Section 2017 of the OLLCA provides that the articles of organization or operating agreement of a limited liability company may (i) eliminate or limit the personal liability of a member or manager of the company for monetary damages for breach of certain specified duties and (ii) provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in any proceeding because the person is or was a member or manager; provided that the articles of organization or operating agreement may not limit or eliminate the liability of a manager for (a) any breach of the manager’s duty of loyalty to the company or its members, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law or (c) any transaction from which the manager derived an improper personal benefit. The operating agreement of LGI Homes – Oklahoma, LLC provides that, to the fullest extent permitted by applicable law, each member, manager and officer shall be entitled to indemnification from the company for any loss, damage or claim incurred by such person by reason of any act or omission by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person, subject to certain exceptions, and no member, manager or officer shall have personal liability on account thereof.

LGI Homes – California, LLC. Section 17701.05 of the California Revised Uniform Limited Liability Company Act (the “CLLCA”) provides that, subject to any limitations contained in the articles of organization and to compliance with the CLLCA and any other applicable laws, a limited liability company shall have the power to indemnify or hold harmless any person. Section 17704.08 of the CLLCA provides that a limited liability company shall reimburse for any payment made and indemnify for any debt, obligation, or other liability incurred by a member of a member-managed limited liability company or the manager of a manager-managed limited liability company in the course of the member’s or manager’s activities on behalf of the company if, in making the payment or incurring the debt, obligation, or other liability, the member or manager complied with certain duties provided for under the CLLCA. However, Section 17701.10(g) of the CLLCA provides that the operating agreement may alter or eliminate the indemnification for a member or manager provided for elsewhere under the CLLCA and may eliminate or limit a member’s or manager’s liability to the company and its members for money damages, except for (i) a breach of the duty of loyalty, (ii) a financial benefit received by the member or manager to which the member or manager is not entitled, (iii) a member’s liability for excess distributions, (iv) intentional infliction of harm on the company or a member, and (v) an intentional violation of criminal law. Section 17704.08 of the CLLCA also provides that a limited liability company may purchase and maintain insurance on behalf of a member or manager against liability asserted against or incurred by the person in that capacity or arising out of the person’s status as a member or manager. The operating agreement of LGI Homes – California, LLC provides that, to the fullest extent permitted by applicable law, each member, manager and officer shall be entitled to indemnification from the company for any loss, damage or claim incurred by such person by reason of any act or omission by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person, subject to certain exceptions, and no member, manager or officer shall have personal liability on account thereof.

LGI Homes – Maryland, LLC. Section 4A-203(14) of the Maryland Limited Liability Company Act provides that, unless otherwise provided by law or unless otherwise agreed, a limited liability company has the power to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement. The operating agreement of LGI Homes – Maryland, LLC provides that, to the fullest extent permitted by applicable law, each member, manager and officer and their respective shareholders, members, partners, directors, officers, employees and other agents shall be entitled to indemnification from the company for any loss, damage or claim incurred by such person by reason of any act or omission by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person, subject to certain exceptions, and no member, manager or officer shall have personal liability on account thereof.

LGI Homes – Virginia, LLC. Section 13.1-1009(16) of the Virginia Limited Liability Company Act provides that, unless the articles of organization provide otherwise, a limited liability company has the power, subject to such standards and restrictions, if any, as are set forth in its articles of organization or an operating agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding. The operating agreement of LGI Homes – Virginia, LLC provides that, to the fullest extent permitted by applicable law, each member, manager and officer and their respective shareholders, members, partners, directors, officers, employees and other agents shall be entitled to indemnification from the company for any loss, damage or claim incurred by such person by reason of any act or omission by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person, subject to certain exceptions, and no member, manager or officer shall have personal liability on account thereof.

LGI Homes – West Virginia, LLC. The West Virginia Uniform Limited Liability Company Act, under West Virginia Code §31B-4-403, provides that a limited liability company shall (i) reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property and (ii) reimburse a member for an advance to the company beyond the amount of contribution the member agreed to make; provided that a payment or advance made by a member which gives rise to an obligation of a limited liability company under clause (i) or (ii) above constitutes a loan to the company upon which interest accrues from the date of the payment or advance. The operating agreement of LGI Homes – West Virginia, LLC provides that, to the fullest extent permitted by applicable law, each member, manager and officer and their respective shareholders, members, partners, directors, officers, employees and other agents shall be entitled to indemnification from the company for any loss, damage or claim incurred by such person by reason of any act or omission by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person, subject to certain exceptions, and no member, manager or officer shall have personal liability on account thereof.

LGI Homes – Wisconsin, LLC. Section 183.0106(2)(m) of the Wisconsin Limited Liability Company Act (“WILLCA”) provides that, unless otherwise provided in an operating agreement, a limited liability company has the power to indemnify a member, manager, employee, officer or agent or any other person. Section 183.0403 of the WILLCA provides that (i) a limited liability company shall indemnify or allow reasonable expenses to and pay liabilities of each member and, if management of the company is vested in one or more managers, of each manager, incurred with respect to a proceeding if that member or manager was a party to the proceeding in the capacity of a member or manager and (ii) an operating agreement may alter or provide additional rights to indemnification of liabilities or allowance of expenses to members or managers; provided that a limited liability company may not indemnify a member or manager for liabilities or permit a member or manager to retain any allowance for expenses under clause (i) or (ii) above, unless it is determined by or on behalf of the company that the liabilities or expenses did not result from the member’s or manager’s breach or failure to perform a duty to the company. The operating agreement of LGI Homes – Wisconsin, LLC provides that (i) the member will not be obligated personally for any obligations, liabilities, debts or losses of the company, whether arising in tort, contract or otherwise, except as otherwise required by law, and (ii) each member, manager and officer and their respective legal representatives, managers, directors, officers, partners, venturers, proprietors, trustees, employees, agents and similar functionaries shall be indemnified by the company against judgments, penalties, fines, settlements and reasonable costs and expenses actually incurred by such person if such person (i) acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the company and (ii) with respect to any criminal proceeding, had no reason to believe the conduct was unlawful, subject to certain exceptions, and no member, manager or officer shall have personal liability on account thereof.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement:

EXHIBIT NUMBER	DESCRIPTION
3.1*
Certificate of Incorporation of LGI Homes, Inc. as filed with the Delaware Secretary of State on June 26, 2013 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-190853) of LGI Homes, Inc. filed on August 28, 2013).

3.2*	Bylaws of LGI Homes, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-190853) of LGI Homes, Inc. filed on August 28, 2013).

3.3**	Certificate of Formation of LGI Homes Group, LLC as filed with the Texas Secretary of State on March 2, 2011.

3.4**	Second Amended and Restated Company Agreement of LGI Homes Group, LLC, dated November 13, 2013.

3.5**	Certificate of Formation of LGI Homes – Texas, LLC as filed with the Texas Secretary of State on January 24, 2012.

3.6(a)**	Company Agreement of LGI Homes – Texas, LLC, dated January 24, 2012.

3.6(b)**	First Amendment to the Company Agreement of LGI Homes – Texas, LLC, dated June 3, 2016.

3.7(a)**	Articles of Organization of LGI Homes AZ Construction, LLC as filed with the Arizona Corporation Commission on October 3, 2011.

EXHIBIT NUMBER	DESCRIPTION
3.7(b)**	Articles of Amendment to Articles of Organization of LGI Homes AZ Construction, LLC as filed with the Arizona Corporation Commission on January 24, 2012.

3.8**	Certificate of Formation of LGI Homes – E San Antonio, LLC as filed with the Texas Secretary of State on November 16, 2012.

3.9(a)**	Company Agreement of LGI Homes – E San Antonio, LLC, dated November 16, 2012.

3.9(b)**	First Amendment to the Company Agreement of LGI Homes – E San Antonio, LLC, dated June 3, 2016.

3.10**	Articles of Organization of LGI Homes – Arizona, LLC as filed with the Arizona Corporation Commission on March 8, 2013.

3.11**	Operating Agreement of LGI Homes – Arizona, LLC, dated March 8, 2013.

3.12**	Articles of Organization of LGI Homes – Florida, LLC as filed with the Florida Secretary of State on July 30, 2012.

3.13(a)**	Operating Agreement of LGI Homes – Florida, LLC, dated July 30, 2012.

3.13(b)**	First Amendment to the Operating Agreement of LGI Homes – Florida, LLC, dated June 30, 2016.

3.14(a)**	Certificate of Conversion of LGI Homes – Georgia, LLC as filed with the Georgia Secretary of State on October 3, 2013.

3.14(b)**	Articles of Organization of LGI Homes – Georgia, LLC as filed with the Georgia Secretary of State on October 3, 2013.

3.15**	Amended and Restated Company Agreement of LGI Homes – Georgia, LLC, dated October 4, 2013.

3.16**	Certificate of Formation of LGI Crowley Land Partners, LLC as filed with the Texas Secretary of State on July 2, 2013.

3.17(a)**	Company Agreement of LGI Crowley Land Partners, LLC, dated July 2, 2013.

3.17(b)**	First Amendment of Company Agreement of LGI Crowley Land Partners, LLC, dated April 25, 2014.

3.17(c)**	First Amendment to the Company Agreement of LGI Crowley Land Partners, LLC, dated June 3, 2016.

3.18**	Certificate of Formation of LGI Homes Corporate, LLC as filed with the Texas Secretary of State on March 4, 2010.

3.19(a)**	Amended and Restated Company Agreement of LGI Homes Corporate, LLC, dated November 13, 2013.

EXHIBIT NUMBER	DESCRIPTION
3.19(b)**	First Amendment to the Amended and Restated Company Agreement of LGI Homes Corporate, LLC, dated June 6, 2016.

3.20**	Certificate of Formation of LGI Homes Services, LLC as filed with the Texas Secretary of State on March 5, 2010.

3.21(a)**	Limited Liability Company Agreement of LGI Homes Services, LLC, dated March 5, 2010.

3.21(b)**	First Amendment to the Company Agreement of LGI Homes Services, LLC, dated June 3, 2016.

3.22(a)**	Articles of Organization of LGI Homes AZ Sales, LLC as filed with Arizona Corporation Commission on December 1, 2011.

3.22(b)**	Articles of Amendment to the Articles of Organization of LGI Homes AZ Sales, LLC as filed with the Arizona Corporation Commission on May 19, 2017.

3.23(a)**	Operating Agreement of LGI Homes AZ Sales, LLC, dated December 1, 2011.

3.23(b)**	First Amendment to the Operating Agreement of LGI Homes AZ Sales, LLC, dated June 3, 2016.

3.24**	Articles of Organization of LGI Homes – New Mexico, LLC as filed with the New Mexico Secretary of State on November 25, 2013.

3.25**	Operating Agreement of LGI Homes – New Mexico, LLC, dated November 18, 2013.

3.26**	Articles of Organization of LGI Homes NM Construction, LLC as filed with the New Mexico Secretary of State on November 25, 2013.

3.27**	Operating Agreement of LGI Homes NM Construction, LLC, dated November 18, 2013.

3.28(a)**	Certificate of Formation of Luckey Ranch Partners, LLC as filed with the Delaware Secretary of State on November 20, 2012.

3.28(b)**
Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Limited Liability Company for Luckey Ranch Partners, LLC as filed with the Delaware Secretary of State on March 18, 2016.

3.29(a)**	Limited Liability Company Agreement of Luckey Ranch Partners, LLC, dated November 20, 2012.

3.29(b)**	First Amendment of Limited Liability Company Agreement of Luckey Ranch Partners, LLC, dated April 25, 2014.

3.29(c)**	First Amendment to the Limited Liability Company Agreement of Luckey Ranch Partners, LLC, dated June 30, 2016.

3.30**	Articles of Organization of Riverchase Estates Partners, LLC as filed with the South Carolina Secretary of State on May 18, 2016.

3.31**	Operating Agreement of Riverchase Estates Partners, LLC, dated September 20, 2013.

EXHIBIT NUMBER	DESCRIPTION
3.32**	Articles of Organization of LGI Homes – Colorado, LLC as filed with the Colorado Secretary of State on May 5, 2014.

3.33**	Operating Agreement of LGI Homes – Colorado, LLC, dated May 6, 2014.

3.34**	Articles of Organization of LGI Homes – NC, LLC as filed with the North Carolina Secretary of State on September 4, 2014.

3.35(a)**	Amended and Restated Operating Agreement of LGI Homes – NC, LLC, dated September 30, 2014.

3.35(b)**	First Amendment to the Amended and Restated Operating Agreement of LGI Homes – NC, LLC, dated June 3, 2016.

3.36**	Articles of Organization of LGI Homes – SC, LLC as filed with the South Carolina Secretary of State on May 18, 2016.

3.37(a)**	Operating Agreement of LGI Homes – SC, LLC, dated September 12, 2014.

3.37(b)**	First Amendment to the Operating Agreement of LGI Homes – SC, LLC, dated June 3, 2016.

3.38**	Articles of Organization of LGI Homes – Tennessee, LLC as filed with the Tennessee Secretary of State on July 1, 2015.

3.39(a)**	Operating Agreement of LGI Homes – Tennessee, LLC, dated July 1, 2015.

3.39(b)**	First Amendment to the Operating Agreement of LGI Homes – Tennessee, LLC, dated June 3, 2016.

3.40(a)**	Certificate of Formation of LGI Homes – Washington, LLC as filed with the Washington Secretary of State on May 20, 2015.

3.40(b)**	Certificate of Amendment to Certificate of Formation of LGI Homes – Washington, LLC as filed with the Washington Secretary of State on May 26, 2015.

3.41(a)**	Operating Agreement of LGI Homes – Washington, LLC, dated May 22, 2015.

3.41(b)**	First Amendment to the Operating Agreement of LGI Homes – Washington, LLC, dated June 3, 2016.

3.42**	Articles of Organization of LGI Homes – Oregon, LLC as filed with the Oregon Secretary of State on February 3, 2016.

3.43**	Operating Agreement of LGI Homes – Oregon, LLC, dated February 2, 2016.

3.44**	Certificate of Formation of LGI Homes – Alabama, LLC as filed with the Alabama Secretary of State on December 5, 2016.

3.45**	Company Agreement of LGI Homes – Alabama, LLC, dated November 16, 2016.

3.46**	Articles of Organization of LGI Homes – Minnesota, LLC as filed with the Minnesota Secretary of State on September 22, 2016.

EXHIBIT NUMBER	DESCRIPTION

3.47**	Operating Agreement of LGI Homes – Minnesota, LLC, dated September 22, 2016.

3.48**	Articles of Organization of LGI Homes – Nevada, LLC as filed with the Nevada Secretary of State on November 18, 2016.

3.49(a)**	Operating Agreement of LGI Homes – Nevada, LLC, dated November 17, 2016.

3.49(b)**	First Amendment to the Operating Agreement of LGI Homes – Nevada, LLC, dated May 21, 2018.

3.50**	Articles of Organization of LGI Homes – Oklahoma, LLC as filed with the Oklahoma Secretary of State on December 20, 2016.

3.51**	Operating Agreement of LGI Homes – Oklahoma, LLC, dated December 20, 2016.

3.52**	Certificate of Formation of LGI Living, LLC as filed with the Texas Secretary of State on October 18, 2016.

3.53**	Company Agreement of LGI Living, LLC, dated October 18, 2016.

3.54**	Articles of Organization of LGI Homes – California, LLC as filed with the California Secretary of State on April 28, 2017.

3.55**	Operating Agreement of LGI Homes – California, LLC, dated May 12, 2017.

3.56**	Articles of Organization of LGI Homes – Maryland, LLC as filed with the Maryland State Department of Assessments and Taxation on March 6, 2018.

3.57**	Operating Agreement of LGI Homes – Maryland, LLC, dated March 5, 2018.

3.58**	Articles of Organization of LGI Homes – Virginia, LLC as filed with the Virginia State Corporation Commission on March 15, 2018.

3.59**	Operating Agreement of LGI Homes – Virginia, LLC, dated March 15, 2018.

3.60**	Articles of Organization of LGI Homes – West Virginia, LLC as filed with the West Virginia Secretary of State on March 9, 2018.

3.61**	Operating Agreement of LGI Homes – West Virginia, LLC, dated March 9, 2018.

3.62**	Articles of Organization of LGI Homes – Wisconsin, LLC as filed with the Wisconsin Department of Financial Institutions on March 12, 2018.

3.63**	Operating Agreement of LGI Homes – Wisconsin, LLC, dated March 5, 2018.

3.64**	Certificate of Formation of LGI Leasing, LLC as filed with the Texas Secretary of State on October 21, 2016.

3.65**	Company Agreement of LGI Leasing, LLC, dated October 21, 2016.

EXHIBIT NUMBER	DESCRIPTION
4.1*
Indenture, dated as of July 6, 2018, by and among LGI Homes, Inc., the potential subsidiary guarantors listed therein and Wilmington Trust, National Association, as trustee (the “Senior Trustee”), relating to senior debt securities (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-36126) of LGI Homes, Inc. filed on July 6, 2018).

4.2*
Form of Indenture between LGI Homes, Inc. and the trustee thereunder (the “Subordinated Trustee”), relating to subordinated debt securities (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3/A (File No. 333-205492) of LGI Homes, Inc. filed on July 30, 2015).

5.1**	Opinion of Baker Botts L.L.P. as to the legality of the securities.

12.1**	Computation of ratio of earnings to fixed charges.

23.1**	Consent of Ernst & Young LLP.

23.2**	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1**	Powers of Attorney of certain officers and directors of LGI Homes, Inc. (included on the signature pages of this registration statement).

25.1**	Form T-1 Statement of Eligibility of the Senior Trustee with respect to the Senior Indenture.
†	LGI Homes, Inc. will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, warrants, depositary shares, purchase contracts or units, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) the Statement of Eligibility under the Trust Indenture Act of 1939 of the Subordinated Trustee on Form T-1 and (v) any required opinion of counsel to LGI Homes, Inc. as to certain tax matters relative to securities offered hereby.
*	Incorporated herein by reference as indicated.
**	Filed herewith.

Item 17.	Undertakings.
(a)	Each registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	Each registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)	The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Subordinated Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on August 24, 2018.

LGI HOMES, INC.

By:	/s/ Eric T. Lipar
	Name:	Eric T. Lipar
	Title:	Chief Executive Officer and Chairman of the Board

Each person whose signature appears below appoints Eric T. Lipar, Charles Merdian and Scott J. Garber, and each of them severally, as his true and lawful attorney or attorneys-in-fact and agent or agents, with full power to act with or without the others and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority, to do and perform in the name and on behalf of each the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as he might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 24, 2018.

SIGNATURE	TITLE

/s/ Eric T. Lipar	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
Eric T. Lipar

/s/ Charles Merdian	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Charles Merdian

/s/ Ryan Edone	Director
Ryan Edone

/s/ Duncan Gage	Director
Duncan Gage

/s/ Bryan Sansbury	Director
Bryan Sansbury

/s/ Steven Smith	Director
Steven Smith

/s/ Robert Vahradian	Director
Robert Vahradian

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of The Woodlands, State of Texas, on August 24, 2018.

LGI HOMES GROUP, LLC

By:	/s/ Eric T. Lipar
	Name:	Eric T. Lipar
	Title:	Manager
RIVERCHASE ESTATES PARTNERS, LLC

By:	LGI Homes Group, LLC, its Sole Member

By:	/s/ Eric T. Lipar
	Name:	Eric T. Lipar
	Title:	Manager

LGI HOMES – TEXAS, LLC
LGI HOMES – E SAN ANTONIO, LLC
LGI HOMES – FLORIDA, LLC
LGI HOMES CORPORATE, LLC
LGI HOMES AZ SALES, LLC
LGI HOMES – NC, LLC
LGI HOMES – SC, LLC
LGI HOMES – TENNESSEE, LLC
LGI HOMES – WASHINGTON, LLC
LGI HOMES AZ CONSTRUCTION, LLC
LGI HOMES – ARIZONA, LLC
LGI HOMES – GEORGIA, LLC
LGI HOMES – NEW MEXICO, LLC
LGI HOMES NM CONSTRUCTION, LLC
LGI HOMES – COLORADO, LLC
LGI HOMES – OREGON, LLC
LGI CROWLEY LAND PARTNERS, LLC
LUCKEY RANCH PARTNERS, LLC
LGI HOMES SERVICES, LLC
LGI HOMES – ALABAMA, LLC
LGI HOMES – MINNESOTA, LLC
LGI HOMES – OKLAHOMA, LLC
LGI LIVING, LLC
LGI HOMES – CALIFORNIA, LLC
LGI HOMES – MARYLAND, LLC
LGI HOMES – VIRGINIA, LLC
LGI HOMES – WEST VIRGINIA, LLC
LGI HOMES – WISCONSIN, LLC
LGI LEASING, LLC

By:	LGI Homes Group, LLC, its Manager

By:	/s/ Eric T. Lipar
	Name:	Eric T. Lipar
	Title:	Manager

LGI HOMES – NEVADA, LLC

By:	/s/ Christopher M. Kelly
	Name:	Christopher M. Kelly
	Title:	Manager